UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 22, 2004

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-9592	34-1312571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 MAIN STREET, SUITE 800 FT. WORTH, TEXAS	76102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

Former name or former address, if changed since last report:
Not applicable

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On June 23, 2004, Range Resources Corporation (the “Company”) issued a press release announcing the pricing of its previously announced private offering of $100 million of 7-⅜% senior subordinated notes due 2013 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S of the Act. A copy of this press release is being furnished as an exhibit to this report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

99.1	Press Release dated June 23, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
	By:	/s/ ROGER S. MANNY
Roger S. Manny
Date: June 22, 2004		Senior Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated June 23, 2004

4